UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

Diebold, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O.Box 3077, North Canton, Ohio		44720-8077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 490-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 16, 2006, Diebold, Incorporated (the "Company") announced that it would be terminating its IT outsourcing agreement with DC Outsourcing ITO L.P., an affiliate of Deloitte Consulting LLP. Effective June 1, 2006, the Company will take over implementation and support responsibilities for its Oracle global enterprise resource planning (ERP) system as well as other IT-related functions. As a result of ending its IT outsourcing agreement, the Company will incur a termination fee that will result in a restructuring charge of approximately $.07 per share in the second quarter of 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated

May 22, 2006	By:	Kevin J. Krakora

Name: Kevin J. Krakora
Title: Executive Vice President and Chief Financial Officer